EXHIBIT 4

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date:  March 22, 2001

                               Consolidated Press International Holdings Limited

                               By:  /s/ Guy Bottomley
                                  ----------------------------------------------
                                   Name:  Guy Harold Bottomley
                                   Title:  Alternate Director and Secretary

                               C.P. International Investments Limited

                               By:  /s/ David John Barnett
                                  ----------------------------------------------
                                   Name:  David John Barnett
                                   Title:  David John Barnett